Exhibit 10.6

SPACE ABOVE RESERVED FOR RECORDING INFORMATION

Return to: J. Michael Fields, Esq., Ward and Smith, P.A., PO Box 8088, Greenville, NC 27835-8088

DEED TO SECURE DEBT

THIS DEED TO SECURE DEBT dated February 1, 2022, is made and executed by Digital Ignition, LLC, a Georgia limited liability company, whose address for notice purposes is 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209 (“Grantor”); to Community First Bank, a state chartered bank whose address for notice purposes is 800 East Arrowood Road, Charlotte, NC 28217 (“Lender”).

GRANT OF DEED TO SECURE DEBT. FOR AND IN CONSIDERATION of the indulgence of Lender with respect to a certain past due debt of one or more of Borrowers and with respect to an additional extension of credit to Borrowers, and in order to further secure those obligations, Grantor hereby grants, bargains, conveys, transfers, assigns and sells to Lender all of Grantor’s right, title, and interest in and to the following described real property (the “Real Property”):

All that tract or parcel of land lying and being in Land Lots 839, 890 & 891, 2nd District, 1st Section, Forsyth County, Georgia, and being more particularly described as follows:

To find the point of beginning, commence at the southwest corner of Land Lot 890; thence along the Westerly line of Land Lot 890, N 01°09’49” E a distance of 552.21 feet to a point; thence S 65°57’30” W a distance of 160.11 feet to an iron pin found and the POINT OF BEGINNING; thence S 80°42’55” W a distance of 299.38 feet to an iron pin found on the Northeasterly right of way of Bluegrass Valley Parkway (right of way varies); thence along said right of way along a curve to the left, following the curvature thereof for an arc distance of 114.81 feet, said curve having a radius of 66.00 feet and being subtended by a chord of N 39°13’57” W 100.87 feet to an iron pin found; thence leaving said right of way N 00°45’13” E a distance of 682.90 feet to an iron pin found; thence S 74°34’10” E a distance of 387.04 feet to a 1 inch open top pipe found; thence N 53°07’57” E a distance of 230.56 feet to an iron pin found; thence S 61°56’45 E a distance of 68.84 feet to an iron pin found; thence N 69°36’55” E a distance of 236.28 feet to an iron pin found; thence S 03°04’24” E a distance of 135.87 feet to an iron pin found; thence S 14°17’50” W a distance of 292.83 feet to an iron pin found; thence S 03°26’58” W a distance of 194.77 feet to an iron pin found; thence S 80°30’22” W a distance of 0.14 feet to a point; thence S 65°57’30” W a distance of 291.71 feet to the POINT OF BEGINNING. Said tract contains 11.933 acres.

Together with the easements appurtenant to the subject property provided over the lands of others contained in the following:

a. Sewer Easement Agreement between Regent Land Holdings, LLC and Convergent Media Systems Corporation dated as of December 31, 2001 and recorded January 10, 2002 in Deed Book 2175, Page 199, aforesaid records; as amended by First Amendment to Easement Agreement by and between Convergent Media Systems, Corp., Legacy at Walton Bluegrass, LLC and Walton Bluegrass, LLC, dated as of May 26, 2015 and recorded June 5, 2015 in Deed Book 7401, Page 107, aforesaid records; and

b. Drainage Easement Agreement between Regent Land Holdings, LLC and Convergent Media Systems Corporation dated as of December 31, 2001 and recorded January 10, 2002 in Deed Book 2175, Page 207, aforesaid records; as amended by First Amendment to Easement Agreement by and between Convergent Media Systems, Corp and Walton Bluegrass, LLC dated as of May 26, 2015 and recorded June 5, 2015 in Deed Book 7401, Page 122; aforesaid records.

Less and except property conveyed by the following:

a.        Right of Way Warranty Deed from Metrolina Alpharetta, LLC, to Forsyth County, dated September 20, 2018, recorded October 1, 2018, in Deed Book 8689, Page 448, aforesaid records.

b. Petition for Condemnation styled Forsythe County, Georgia versus 4.911 Acres of Fee Simple Right of way; et al., being Civil Action File No. 19-CV-1584-2, filed September 11, 2019, aforesaid records, which case is pending.

TOGETHER WITH ANY AND ALL of the following: (i) all buildings, structures, irrigation systems/irrigation equipment and Improvements now or hereafter located on the real property or on any part or parcel thereof and all fixtures affixed or attached, actually or constructively, thereto; (ii) all and singular the tenements, hereditaments, easements and appurtenances belonging thereunto or in any wise appertaining thereto and the reversion and reversions, remainder or remainders thereof; (iii) all Rents accruing therefrom, whether now or hereafter due; (iv) all accounts and contract rights now or hereafter arising in connection with any part or parcel thereof or any buildings, structures or improvements now or hereafter located thereon, including without limitation all accounts and contract rights in and to all leases or undertakings to lease now or hereafter affecting the land or any buildings, structures, or improvements thereon; (v) all agricultural allotments and bases assigned to the real property or any part or parcel thereof under the programs of the U.S. Government, mineral and water rights in and to the real property or any part or parcel thereof, well water pumping permits pertaining to the real property or any part or parcel thereof, and all minerals, flowers, crops, trees, timber, shrubbery and other emblements now or hereafter located thereon or thereunder or on or under any part or parcel thereof; (vi) all estates, rights, title and interest therein, or in any part or parcel thereof; and (vii) all building materials, supplies, goods and equipment delivered thereto and placed thereon for the purpose of being affixed to or installed or incorporated or otherwise used in the buildings, structures or other improvements now or hereafter located thereon or any part or parcel thereof.

THIS DEED TO SECURE DEBT, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS, AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE WHICH HAS THE MATURITY DATE OF FEBRUARY 2, 2027 AND THIS DEED TO SECURE DEBT. IT IS THE INTENTION OF GRANTOR AND LENDER TO CREATE A PERPETUAL OR INDEFINITE SECURITY INTEREST IN THE REAL PROPERTY DESCRIBED IN THIS DEED TO SECURE DEBT PURSUANT TO O.C.G.A. 44-14-80 AND TO AGREE THAT TITLE SHALL NOT REVERT TO GRANTOR FOR A PERIOD OF TWENTY (20) YEARS FROM THE DATE OF THIS DEED TO SECURE DEBT. IN ADDITION TO ALL OTHER CONVEYANCES HEREIN, THE PERPETUAL OR INDEFINITE INTEREST HEREIN ESTABLISHED ALSO SECURES ALL LOANS, ACCOUNTS AND DEBTS, WHENEVER MADE AND IN WHATEVER FORM MADE, INCIDENT TO THE OPEN-END CLAUSE IN THIS DEED TO SECURE DEBT. HOWEVER, NOTHING IN THIS PARAGRAPH WILL IMPAIR LENDER’S RIGHTS TO COLLECTION OF THE INDEBTEDNESS AND FORECLOSURE OF THE SECURITY INTEREST IF THE INDEBTEDNESS IS NOT REPAID WHEN DUE.

THIS DEED TO SECURE DEBT IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed to Secure Debt, Borrowers shall pay to Lender all amounts secured by this Deed to Secure Debt as they become due, Grantor shall strictly perform all of Grantor’s obligations under this Deed to Secure Debt, and Borrowers and Grantor shall strictly perform all of their respective obligations under the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance with Environmental Laws. Grantor represents and warrants to Lender that: (1) During the period of Grantor’s ownership of the Property to Grantor’s actual knowledge, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no actual knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property in violation of any Environmental Laws; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor’s expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed to Secure Debt. Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed to Secure Debt or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor’s ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed to Secure Debt, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed to Secure Debt and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property that materially affect the value of the Real Property without Lender’s prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter. Lender and Lender’s agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender’s interests and to inspect the Real Property for purposes of Grantor’s compliance with the terms and conditions of this Deed to Secure Debt.

Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans with Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Deed to Secure Debt upon the future sale or transfer, without Lender’s prior written consent, of all or any part of the Property, or any interest in the Property. A “sale or transfer” means the conveyance of Property or any right, title or interest in the Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Property, or by any other method of conveyance of an interest in the Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Georgia law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed to Secure Debt:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, payroll taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Lender under this Deed to Secure Debt, except for those liens specifically agreed to in writing by Lender, and except for the lien of taxes and assessments not due as further specified in the Right to Contest paragraph.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys’ fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed to Secure Debt:

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require. Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender. Grantor shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of thirty (30) days’ prior written notice to Lender and not containing any disclaimer of the insurer’s liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed to Secure Debt. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed to Secure Debt, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness, and receipt of such payment shall not trigger any prepayment penalties. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

Grantor’s Report on Insurance. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Deed to Secure Debt or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed to Secure Debt or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Deed to Secure Debt also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed to Secure Debt:

Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed to Secure Debt to Lender.

Defense of Title. Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Lender under this Deed to Secure Debt, Grantor shall defend the action at Grantor’s expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance with Laws. Grantor warrants that, to Grantor’s actual knowledge, the Property and Grantor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed to Secure Debt shall survive the execution and delivery of this Deed to Secure Debt, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed to Secure Debt:

Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property, and receipt of such payment shall not trigger any prepayment penalties. The net proceeds of the award shall mean the award after payment of all reasonable attorneys’ fees and costs and expenses, including court costs that are incurred by Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed to Secure Debt:

Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Deed to Secure Debt and take whatever other action is requested by Lender to perfect and continue Lender’s security interest on the Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed to Secure Debt, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed to Secure Debt.

Taxes. The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Deed to Secure Debt or upon all or any part of the Indebtedness secured by this Deed to Secure Debt; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed to Secure Debt; (3) a tax on this type of Deed to Secure Debt chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed to Secure Debt, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed to Secure Debt as a security agreement are a part of this Deed to Secure Debt:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender’s security interest in the Rents and the Additional Collateral. In addition to recording this Deed to Secure Debt in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed to Secure Debt as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Additional Collateral from the Property. Upon default, Grantor shall assemble any Additional Collateral not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed to Secure Debt may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed to Secure Debt.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed to Secure Debt:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, Deed to Secure Debts, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor’s obligations under the Note and this Deed to Secure Debt, and (2) the liens and security interests created by this Deed to Secure Debt as liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor’s expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Deed to Secure Debt, Lender shall execute and deliver to Grantor a suitable satisfaction of this Deed to Secure Debt and suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Additional Collateral. Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by Lender from time to time.

EVENTS OF DEFAULT. Each of the following, at Lender’s option, shall constitute an Event of Default under this Deed to Secure Debt:

Payment Default. Borrowers or Grantor fail to make any payment within 10 days after due under the Indebtedness.

Default on Other Payments. Failure of Grantor within the time required by this Deed to Secure Debt to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed to Secure Debt, Borrowers or Grantor fail to comply with or to perform any other term obligation, covenant or condition contained in any of the Related Documents, or Borrowers or Grantor fail to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrowers or Grantor, respectively.

Default in Favor of Third Parties. Should Borrowers or Grantor default under any loan, account, debt, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers’ or Grantor’s property or Borrowers’ ability to repay the Indebtedness or Borrowers’ or Grantor’s ability to perform Borrowers’ or Grantor’s respective obligations under this Deed to Secure Debt or in any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrowers or Grantor or on Borrowers’ or Grantor’s behalf under this Deed to Secure Debt or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Deed to Secure Debt or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Borrowers’ or Grantor’s existence as a going business, the insolvency of Borrowers or Grantor, the appointment of a receiver for any part of Borrowers’ or Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrowers or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrowers or Grantor or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Borrowers’ or Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrowers or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrowers or Grantor give Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Breach of Other Agreement. Any breach by Borrowers or Grantor under the terms of any other agreement between Borrowers or Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Borrowers or Grantor to Lender, whether existing now or later.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

LENDER’S REMEDIES AND POWER OF SALE. Upon the occurrence of an Event of Default, Lender shall have the following rights, powers, and remedies:

Accelerate Indebtedness. Lender, at Lender’s option and election and without notice to Grantor, may declare all or any portion of the Indebtedness to be immediately due and payable, whereupon the same shall be and shall become due and payable forthwith without presentment demand, protest or notice of any kind, all of which are expressly waived by Grantor.

Entry and Possession. Lender may enter upon the Property, or any part thereof, and take possession of the Property, excluding therefrom Grantor and all agents, employees and representatives of Grantor; employ a manager of the Property or any part thereof; hold, store, use, operate, manage, control, maintain and lease the Property or any part thereof; conduct business thereon; make all necessary and appropriate repairs, renewals, and replacements; keep the Property insured; and carry out or enter into agreements of any kind with respect to the Property.

Collection of Rents. Lender may collect and receive all Rents from the Property and apply the same to the Indebtedness, after deducting therefrom all costs, charges, and expenses of taking, holding, managing, and operating the Property, including the fees and expenses of Lender’s attorneys, and agents.

Payments. Lender may pay any sum or sums deemed necessary or appropriate by Lender to protect the Property or any part of the Property or Lender’s interest in the Property.

Other Remedies. Lender may exercise all rights and remedies contained in any of the Related Documents, heretofore, concurrently herewith or in the future executed by Grantor in favor of Lender in connection with the transactions resulting in the Indebtedness or any part thereof.

Appointment of Receiver. Lender may make application to any court and be entitled to the appointment of a receiver to take charge of the Property or any part thereof without alleging or proving, or having any consideration given to, the insolvency of Grantor, the value of the Property as security for the Indebtedness, or any other matter usually incident to the appointment of a receiver.

UCC Remedies. With respect to the Additional Collateral in which a security interest is herein granted, Lender may exercise any or all of the rights accruing to a secured party under this Deed to Secure Debt, the Uniform Commercial Code (Sections 11-9-101 et. seq. of the Ga. Code Annotated) and any other applicable law. Grantor shall, if Lender requests, assemble all such Additional Collateral and make it available to Lender at a place or places to be designated by Lender, which shall be reasonably convenient to Grantor and Lender. Any notice required to be given by Lender of a public or private sale, lease or other disposition of the Additional Collateral or any other intended action by Lender may be delivered personally to Grantor or may be deposited in the United States mail with postage prepaid duly addressed to Grantor at the address of Grantor last known to Lender at least five (5) business days prior to such proposed action, and shall constitute reasonable and fair notice to Grantor of any such action.

Power of Attorney; Power of Sale. Lender may sell the Property, or any part thereof or any interest therein, separately, at Lender’s discretion, with or without taking possession thereof, at public sale before the courthouse door of the county in which the Property, or any part thereof, is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale by advertisement, published once a week for four weeks (without regard for the number of days) in a newspaper in which advertisements of sheriff’s sales are published in such county. The advertisement so published shall be notice to Grantor, and Grantor hereby waives all other notices. Lender may bid and purchase at any such sale, and Lender may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Property, or the part thereof or interest therein sold. Lender’s conveyance may contain recitals as to the occurrence of an Event of Default, under this Deed to Secure Debt, which recitals shall be presumptive evidence that all preliminary acts prerequisite to such sale and conveyance were in all things duly complied with. The recitals made by Lender shall be binding and conclusive upon Grantor, and the sale and conveyance made by Lender shall divest Grantor of all right, title, interest and equity that Grantor may have had in, to and under the Property, or the part thereof or interest therein sold, and shall vest the same in the purchaser or purchasers at such sale. Lender may hold one or more sales hereunder until the Indebtedness has been satisfied in full. Grantor hereby constitutes and appoints Lender as Grantor’s agent and attorney-in-fact to make such sale, to execute and deliver such conveyance and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Lender as Grantor’s agent and attorney-in-fact hereunder. Lender’s agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by insolvency, incompetency, death or otherwise, and shall not be exhausted until the Indebtedness has been satisfied in full. The proceeds of each sale by Lender hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith, including attorneys’ fees if applicable, then to payment of the Indebtedness, and the remainder, if any, shall be paid to Grantor. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Lender shall determine, at Lender’s option and in Lender’s discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Property, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

Cumulative Remedies. All rights and remedies set forth in this Deed to Secure Debt are cumulative and in addition to any right or remedy provided for by statute, or now or hereafter existing at law or in equity, including without limitation the right of Lender to collect or enforce the Indebtedness with or without taking action with respect to the Property. Lender may, at Lender’s election and at Lender’s discretion, exercise each and every such right and remedy concurrently or separately. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Deed to Secure Debt or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

Attorneys’ Fees; Expenses. If any part of the Indebtedness is collected by or with any assistance from or consultation with an attorney at law, Grantor shall pay to Lender Lender’s attorneys’ fees incurred in such collection. Whether or not any court action is involved, and to the extent not prohibited by law, all attorneys’ fees and all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

NOTICES. Any notice required to be given under this Deed to Secure Debt, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed to Secure Debt. All copies of notices of foreclosure from the holder of any prior security interest which has priority over this Deed to Secure Debt shall be sent to Lender’s address, as shown near the beginning of this Deed to Secure Debt. Any party may change its address for notices under this Deed to Secure Debt by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

ADDITIONAL COLLATERAL; SECURITY AGREEMENT. Grantor hereby grants and conveys to Lender a Uniform Commercial Code security interest in the following additional collateral (collectively, the “Additional Collateral”), whether now owned or hereafter acquired by Grantor: (a) all Rents, (b) all building materials, supplies, inventory, equipment, fixtures, furnishings and/or other goods (but excluding any household goods) intended for use or used or usable in the construction, repair, renovation, operation or maintenance of improvements constructed or to be constructed on the Real Property, (c) all construction, engineering, and architectural contracts and all plans, drawings and specifications relating to the construction, repair or renovation of improvements on the Real Property, and (d) all attachments, accessories and accessions to any of the foregoing and all replacements of and proceeds from the foregoing. This instrument shall constitute a Security Agreement as to the Additional Collateral, and Lender shall have all of the rights with respect thereto of a secured party under the Uniform Commercial Code as enacted and amended from time to time in the state in which the Real Property is located. Lender is authorized to file at Grantor’s expense such financing statements and other filings as Lender shall deem appropriate to perfect and continue Lender’s security interest in the Additional Collateral. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach any Additional Collateral from the Real Property, and Grantor shall assemble all Additional Collateral not affixed to the Real Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three days after receipt of written demand from Lender to the extent permitted by applicable law. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this instrument may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Mortgage. This provision is in addition to (and does not supersede) any other provision of this Mortgage granting Lender a security interest in personal property.

CHANGES. The terms of the Note or other instrument evidencing the Indebtedness or any other obligation secured by this instrument may be changed from time to time by agreement between the holder(s) thereof and the parties obligated thereon as maker(s). Such changes may include, without limitation, the renewal, extension, modification, amendment, refinancing, restatement and/or increase of the obligation. For example, the holder(s) and maker(s) may agree to (a) increase or decrease the interest rate, (b) convert the obligation to or from a fixed interest rate obligation or an adjustable interest rate obligation, (c) increase or decrease the payment amount, (d) change the payment schedule, (e) amortize a balloon payment, (f) extend or shorten the maturity date, and/or (g) any combination of the foregoing. To the extent permitted by law, the obligation as so changed from time to time shall be and continue to be secured by this instrument with a priority as of the date this instrument is recorded, regardless of whether any record of such change is filed or recorded or when funds are advanced.

RIGHT TO CURE. Prior to accelerating the Indebtedness secured by this instrument, Lender shall give such notice and opportunity to cure as may be required by the Note secured by this instrument. The provisions of this section shall not supersede or limit the application of any controlling provisions of state law concerning notice of default, the right to cure, or the right to reinstate, and nothing in this instrument shall be deemed a waiver of those provisions; provided, however, that the provisions of the Note and any such state law requirements shall run concurrently.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed to Secure Debt:

Amendments. This Deed to Secure Debt, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed to Secure Debt. No alteration of or amendment to this Deed to Secure Debt shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Caption Headings. Caption headings in this Deed to Secure Debt are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed to Secure Debt.

Governing Law. This Deed to Secure Debt will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Georgia without regard to its conflicts of law provisions. This Deed to Secure Debt has been accepted by Lender in the State of Georgia.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed to Secure Debt unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed to Secure Debt shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Deed to Secure Debt. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Deed to Secure Debt, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed to Secure Debt to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed to Secure Debt. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed to Secure Debt shall not affect the legality, validity or enforceability of any other provision of this Deed to Secure Debt.

Merger. There shall be no merger of the interest or estate created by this Deed to Secure Debt with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Successors and Assigns. Subject to any limitations stated in this Deed to Secure Debt on transfer of Grantor’s interest, this Deed to Secure Debt shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Deed to Secure Debt and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed to Secure Debt or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed to Secure Debt.

Waiver of Notice and Hearing and Homestead Exemption. Grantor expressly waives: (1) any right Grantor may have under the Constitution of the State of Georgia or the Constitution of the United States of America to notice or to a judicial hearing prior to the exercise of any right or remedy provided to Lender by this Deed to Secure Debt and Grantor waives Grantor’s rights, if any, to set aside or invalidate any sale under power duly consummated in accordance with the provisions of this Deed to Secure Debt on the ground (if such be the case) that the sale was consummated without prior notice or judicial hearing or both; and (2) all homestead exemption rights, if any, which Grantor or Grantor’s family may have pursuant to the Constitution and laws of the United States, the State of Georgia or any other State of the United States, in and to the Property as against the collection of the Indebtedness, or any part of the Indebtedness. All waivers by Grantor in this provision have been made voluntarily, intelligently and knowingly by Grantor, after Grantor has been afforded an opportunity to be informed by counsel of Grantor’s choice as to possible alternative rights. Grantor’s execution of this Deed to Secure Debt shall be conclusive evidence of the making of such waivers and that such waivers have been voluntarily, intelligently and knowingly made.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed to Secure Debt. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed to Secure Debt shall have the meanings attributed to such terms in the Uniform Commercial Code:

Additional Collateral. The words “Additional Collateral” mean the Additional Collateral set forth in this Deed to Secure Debt in the section titled “Additional Collateral; Security Agreement.”

Borrowers. The word “Borrowers” means, collectively, Ballantyne Strong, Inc., a Delaware corporation, and Digital Ignition, LLC, a Georgia limited liability company; any and all other signers, co-signers, makers, and co-makers of the Note, and all their respective heirs, personal representatives, successors and assigns, jointly and severally.

Deed to Secure Debt. The words “Deed to Secure Debt” mean this Deed to Secure Debt made and given by Grantor to Lender, and includes without limitation all assignments and security interest provision relating to the Additional Collateral.

Default. The word “Default” means the Default set forth in this Deed to Secure Debt in the section titled “Default.”

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Deed to Secure Debt in the events of default section of this Deed to Secure Debt.

Grantor. The word “Grantor” means Digital Ignition, LLC, a Georgia limited liability company.

Guaranty. The word “Guaranty” means, collectively, the guaranty from each and every guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means, collectively, (i) all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all indulgences of, renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor’s obligations or expenses incurred by Lender to enforce Grantor’s obligations under this Deed to Secure Debt, together with any amounts expended to preserve and protect the Property and together with interest on such amounts as provided in this Deed to Secure Debt, (ii) the attorneys’ fees and expenses incurred by Lender in conducting title searches, obtaining title insurance, and negotiating, preparing, and recording this Deed to Secure Debt, including but not limited to the recording fees and intangible taxes associated with this Deed to Secure Debt, and (iii) any and all other debts, liabilities and obligations of every type and description which Borrowers (or any one or more of them) may now or at any time hereafter owe to Lender, whether or not reasonably contemplated by the parties hereto as of the date hereof, and whether as sole debtor, joint promisor, endorser, guarantor, or otherwise, whether individually and separately or jointly with others (and whether or not such others are parties hereto). For clarification, the term includes but is not limited to any and all amounts paid by Lender to a third party lender with respect to Borrowers’ accounts with such third party lender and any and all debts, liabilities and obligations owed by Borrowers to a third party lender which are subsequently assigned or reassigned to Lender.

Lender. The word “Lender” means Community First Bank, its successors and assigns.

Note. The word “Note” means, collectively, (i) the Promissory Note dated February 1, 2022, from Borrower to the order of Lender in the original amount of $5,250,000.00; and (ii) all renewals, extensions, modifications, refinancings, consolidations, indulgences, forbearances, and substitutions of the foregoing. The maturity date of the Note is February 1, 2027. The Note remains outstanding.

Property. The word “Property” means collectively the Real Property and the Additional Collateral.

Real Property. The words “Real Property” mean the real property, interests and rights, as further described in this Deed to Secure Debt less and except the Additional Collateral.

Related Documents. The words “Related Documents” mean all promissory notes, credit applications, credit agreements, Commercial Loan Agreement entered into between Borrower and Lender, and dated as of February 1, 2022, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, deeds to secure debt, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

[Signatures are on the following pages.]

IN WITNESS WHEREOF, THIS DEED TO SECURE DEBT HAS BEEN SIGNED BY THE UNDERSIGNED WHO ACKNOWLEDGE A COMPLETED COPY HEREOF. THIS DEED TO SECURE DEBT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS DEED TO SECURE DEBT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

Signed, sealed and delivered		GRANTOR:
In the presence of:
DIGITAL IGNITION, LLC.
a Georgia limited liability company [SEAL]
Unofficial Witness
	By:	/s/ Todd Major	(SEAL)
Todd Major, Manager
Notary Public
	By:	/s/ Mark Roberson	(SEAL)
My Commission Expires:		Mark Roberson, Manager

(NOTARY SEAL)

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